EXHIBIT 99.1

CERTIFICATE OF CORRECTION OF

CERTIFICATE OF MERGER

OF

NEW JERSEY MERGER SUB, INC.

AND

EMC PACKAGING, INC.

It is hereby certified that:

1. The name of the constituent corporations (hereinafter the “Constituent Corporations”) are:

New Jersey Merger Sub, Inc. (“Merger Sub”); and

EMC Packaging, Inc. (“EMC”)

2. Due to the inability to perform post-merger conditions of the Agreement and Plan of Merger among the Constituent Corporations, the Certificate of Merger of the Constituent Corporations, which was filed by the Secretary of State of Delaware on May 18, 2004, is hereby stricken from the record and made null and void.

3. The separate corporate existence of each of the Constituent Corporations shall hereby be reinstated as of May 18, 2004.

NEW JERSEY MERGER SUB, INC.

By:/s/Douglas G. Furth

Name: Douglas G. Furth

Title: President

EMC PACKAGING, INC.

By:/s/John D. Mazzuto

Name: John D. Mazzuto

Title: Chairman and Chief

Executive Officer

Date: November 23, 2004